Exhibit 4.4

INTERCREDITOR AGREEMENT
Among
GENERAL ELECTRIC CAPITAL CORPORATION,
together with any successor in such capacity,
as ABL Agent
and
U.S. BANK NATIONAL ASSOCIATION,
together with any successor in such capacity,
as Collateral Trustee
Dated as of December 3, 2010

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-ii-

INTERCREDITOR AGREEMENT
     This Intercreditor Agreement (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of December 3, 2010, and entered into by and among GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as agent under the ABL Credit Agreement (including its successors and assigns from time to time in such capacity, the “Initial ABL Agent”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral trustee under the Collateral Trust Agreement (including its successors and assigns from time to time in such capacity, the “Collateral Trustee”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.
RECITALS
     Themadyne Holdings Corporation, a Delaware corporation (the “Company”), the other Borrowers and Credit Parties party thereto from time to time, the ABL Lenders, the Initial ABL Agent and the other arrangers and agents party thereto have entered into that certain Credit Agreement, dated as of December 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Initial ABL Credit Agreement”);
     The Company has issued, or will issue, $250,000,000 principal amount of 9% senior secured notes due 2017 (the “Senior Secured Notes”) under an indenture, dated as of December 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Senior Secured Notes Indenture”) among the Company, the guarantors party thereto, and U.S. Bank National Association, in its capacity as trustee (the “Notes Trustee”).
     The Company may from time to time following the date hereof issue additional Fixed Asset Debt to the extent permitted by the ABL Credit Agreement and the Senior Secured Notes Indenture. In connection therewith, the Company, the guarantors party to the Senior Secured Notes Indenture, the Notes Trustee, and U.S. Bank National Association, in its capacity as collateral trustee (the “Collateral Trustee”) have entered into that certain Collateral Trust Agreement, dated as of December 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Collateral Trust Agreement”);
     In order to induce the ABL Agent and the ABL Lenders to consent to the Grantors incurring the Fixed Asset Obligations and granting the Liens to the Collateral Trustee and in order to induce the Collateral Trustee and the Senior Secured Noteholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, for itself and on behalf of each of the other ABL Claimholders, and the Collateral Trustee, for itself and on behalf of each of the other Fixed Asset Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT
     In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     I. DEFINITIONS.
     1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.
     “ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, the ABL Agent, L/C Issuers, the ABL Lenders and any other collateral agent, trustee or other representative of any ABL Lender and the Secured Rate Contract counterparties, in each case solely in their capacities as such and not in any other capacity (except to the extent that such ABL Claimholder is acting in such other capacity for the primary purpose of benefiting its ABL Obligations).
     “ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.
     “ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that has been incurred, including to replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause which (I) is designated to each ABL Agent as an “ABL Credit Agreement” by the Company, and (II) the ABL Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the Initial ABL Agent, whether or not such replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.
     “ABL Default” means an “Event of Default” as defined in the ABL Credit Agreement or any similar event or condition set forth in any other ABL Loan Document which causes, or permits holders of the applicable ABL Obligations outstanding thereunder to cause, the ABL Obligations outstanding thereunder to become immediately due and payable.
     “ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement in each case solely in their capacities as such and not in any other capacity.
     “ABL Loan Documents” means an ABL Credit Agreement and the “Loan Documents” as defined in the Initial ABL Credit Agreement, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with an ABL Credit Agreement, or under which ABL Obligations are incurred, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.
     “ABL Obligations” means all Obligations outstanding under an ABL Credit Agreement and the other ABL Loan Documents, including any Obligations under Secured Rate Contracts, Cash Management Obligations and L/C Reimbursement Obligations. “ABL Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rates specified in the relevant ABL Loan Document or Secured Rate Contract, as the case may be, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:
     (a) Accounts and payment intangibles, other than Accounts that constitute identifiable Proceeds of Fixed Asset Priority Collateral;
     (b) Inventory and Documents for any Inventory;
     (c) Investment Property, but specifically excluding any securities representing Fixed Asset Priority Collateral or Instruments that constitute identifiable Proceeds of Fixed Asset Priority Collateral;
     (d) Commodity Accounts, Deposit Accounts and Securities Accounts (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing, but excluding any identifiable Proceeds of Fixed Asset Priority Collateral held in any of the foregoing);

     (e) General Intangibles to the extent arising in connection with, or otherwise pertaining to, or derivative of Accounts, Inventory and/or Documents for any Inventory, Investment Property, Deposit Accounts, or Securities Accounts, but specifically excluding any Intellectual Property and uncertificated securities representing Fixed Asset Priority Collateral;
     (f) Letter of Credit Rights to the extent arising out of, or related to, or derivative of any of the property or interests in property described in this definition;
     (g) letters of credit transferred to the ABL Agent or any ABL Lender, or with respect to which the Proceeds thereof have been assigned to the ABL Agent or any ABL Lender, or on which the ABL Agent or any ABL Lender is named as beneficiary, in each case arising out of, related to, or derivative of the property or interests described in this definition;
     (h) Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;
     (i) all contracts, contract rights and other General Intangibles (other than any Intellectual Property and Fixed Asset Pledged Collateral), all Documents, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition (including any and all contracts, contract rights and other General Intangibles providing for or relating to the sale or other Disposition of Inventory);
     (j) to the extent not otherwise described in this definition, all Receivables;
     (k) all books and Records relating to the items referred to in the preceding clauses (a) through (i) (including all books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (j)); and
     (l) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts (except Deposit Accounts containing identifiable Senior Secured Fixed Assets Priority Proceeds under clause (j) of the definition of “Fixed Assets Priority Collateral”, but only to the extent of such identifiable Fixed Assets Priority Proceeds) received as proceeds of any of the foregoing, but excluding identifiable proceeds from Fixed Assets Priority Collateral (collectively, “ABL Priority Proceeds”).
     For purposes of clarification, and notwithstanding anything to the contrary set forth in this Agreement, any of the items set forth in this paragraph that are or become branded, or otherwise produced through the use or other application of, any Trademarks or other Intellectual Property, whether pursuant to the exercise of rights pursuant to Section 3.4 or otherwise, shall fully constitute ABL Priority Collateral, and no Proceeds arising from any Disposition of any such ABL Priority Collateral shall be, or be deemed to be, attributable to Fixed Asset Priority Collateral.

     “ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed in each case as amended, modified, renewed, replaced, or restated, in whole or in part.
     “Access Period” means for each parcel of Mortgaged Premises, the period, which begins on the earlier of (a) the day on which the ABL Agent provides the Collateral Trustee with an Enforcement Notice and (b) the fifth Business Day (or such earlier date as agreed by the Collateral Trustee) after the Collateral Trustee provides the ABL Agent with notice that the Collateral Trustee (or its agent) has obtained possession or control of such Mortgaged Premises in connection with an Enforcement and ends on the earlier of (i) the 180th day after the date (the “Initial Access Date”) when either (A) the ABL Agent provides the Collateral Trustee with an Enforcement Notice regarding a proposed Enforcement to be taken by ABL Agent on such Mortgaged Premises, or (B) the ABL Agent receives notice from the Collateral Trustee that the ABL Agent has been granted, and the ABL Agent initially has actually obtained (whether or not exercised), the right (free of any restrictions imposed by Collateral Trustee or any other Fixed Asset Claimholder) to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Priority Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that the ABL Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Mortgaged Premises and (ii) the Discharge of ABL Obligations.
     “Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Collateral Trustee and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.
     “Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC, the PPSA (Canada) or PPSA (Australia), as applicable).
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise; provided that neither any Agent nor any other ABL Claimholder or Fixed Asset Claimholder (nor any Affiliate thereof) shall be considered an Affiliate of the Company or any of its Subsidiaries solely in its capacity as an Agent or ABL Claimholder or Fixed Asset Claimholder.
     “Agents” means the ABL Agent and the Collateral Trustee.
     “Agreement” has the meaning assigned to that term in the Preamble to this Agreement.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Business Day” means any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including, without limitation, limited liability company interests, partnership interests and other equity interests) in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     “Cash Management Obligations” means, all obligations of the Company or any Grantor incurred in the ordinary course of business, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any Bank Products (as defined in the Senior Secured Notes Indenture), to the ABL Agent or any person that is or was a lender (or an affiliate thereof) under the ABL Loan Documents at the time the agreements or arrangements in respect of such services were entered into that, in each case, are designated by the Company to the ABL Agent as “Secured Bank Product Obligations” by written notice in accordance with the terms of the ABL Loan Documents and this Agreement, as applicable
     “Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC, PPSA (Canada) or the PPSA (Australia), as applicable).
     “Claimholder” means any Fixed Asset Claimholder or ABL Claimholder, as applicable.
     “Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Fixed Asset Collateral.
     “Collateral Trust Agreement” has the meaning set forth in the recitals to this Agreement.
     “Collateral Trustee” has the meaning set forth in the recitals to this Agreement.
     “Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).
     “Commodity Accounts” means all present and future “commodity accounts” (as defined in Article 9 of the UCC.
     “Company” has the meaning assigned to that term in the Recitals to this Agreement.

     “Company Subsidiary” means the subsidiaries of the Company listed on the signature pages to the Acknowledgment hereof (together with any subsidiary that delivers an Acknowledgment hereof after the date hereof).
     “Computer Software” means all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.
     “Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
     “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright or copyrights owned by a third party, including, without limitation, the grant of rights to reproduce, distribute, display, perform, create derivative works of and otherwise exploit material works protected by any Copyright.
     “Copyrights” means each of the following that is owned by any Grantor: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Current Draft PPSA (Australia)” means the current draft of the PPSA (Australia) published on the Australian Government Attorney-General’s Department website in the form of Act No. 130 of 2009 (as amended) bearing the reference identification number C2010C00498, such draft having been prepared on 12 July 2010 and taking into account amendments up to Act No. 96 of 2010.
     “Deposit Accounts” means (a) in respect of such deposit accounts located in the United States or Canada, all present and future “deposit accounts” (as defined in Article 9 of the UCC); and (b) in respect of such deposit accounts located in Australia, such items as are included within the definition of “ADI account” in the PPSA (Australia).
     “DIP Financing” has the meaning assigned to that term in Section 6.1.
     “Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
     (a) payment in full in cash of all ABL Obligations (other than (i) Secured Rate Contract Obligations which are not then due and payable, (ii) undrawn letters of credit and (iii) contingent obligations or contingent indemnification obligations, except as provided in clauses (c) and (d) below);

     (b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;
     (c) discharge or cash collateralization in an amount reasonably satisfactory to the ABL Agent of Secured Rate Contract Obligations;
     (d) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement; and
     (e) cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any ABL Loan Documents (in an amount and manner reasonably satisfactory to the ABL Agent).
     “Discharge of Prior Lien Obligations” shall mean:
     (a) with respect to the ABL Priority Collateral as it relates to the Fixed Asset Claimholders, the Discharge of ABL Obligations; and
     (b) with respect to the Fixed Asset Priority Collateral as it relates to the ABL Claimholders, the Discharge of Fixed Asset Obligations.
     “Discharge of Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.5, (x) payment in full in cash of all Fixed Asset Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) or (y) any discharge or legal defeasance of the Senior Secured Notes Indenture and each other Fixed Asset Document in accordance with the express terms thereof.
     “Disposition” means any sale, lease, license, exchange, transfer or other disposition of any Collateral.
     “Documents” means all present and future “documents” (as defined in Article 9 of the UCC) and includes all “Documents of Title” as defined in the PPSA (Canada) and the PPSA (Australia), as applicable.
     “Enforcement” means, collectively or individually for one or more of the ABL Agent or the Collateral Trustee to take any action to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Fixed Asset Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor at the direction of the ABL Agent or the Collateral Trustee, or otherwise, but in all cases excluding (i) the establishment of borrowing base and/or availability reserves, collateral, Accounts or Inventory ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sub-limits, (iii) the imposition of a default rate or late fee, (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Commodity Accounts, Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default or the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral or the consent by the Collateral Trustee to disposition by any Grantor of any of the Fixed Asset Priority Collateral, (viii) the acceleration of the Fixed Asset Obligations or the ABL Obligations and (ix) the commencement or filing or joining with other Persons in the commencement or filing of a petition in an Insolvency or Liquidation Proceeding.
     “Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Fixed Asset Debt Default, as applicable, has occurred and is continuing, by either the ABL Agent or the Collateral Trustee to the other announcing that such party intends to commence Enforcement against the ABL Priority Collateral or the Fixed Asset Priority Collateral respectively and specifying the relevant event of default.
     “Equipment” means, as to each Grantor, all of such Grantor’s hereafter acquired equipment (with respect to such equipment located in the United States or Australia, as defined in Article 9 of the UCC, and with respect to such equipment located in Canada, as defined in the PPSA (Canada)).
     “Financial Assets” means:
     (a) in respect of a Grantor organized in the United States or Canada, all present and future “financial assets” (as defined in Article 9 of the UCC); and
     (b) in respect of a Grantor organized in Australia, such assets as are included within the definition of “financial property” in the PPSA (Australia).
     “Fixed Asset Claimholders” means, at any relevant time, the holders of Fixed Asset Obligations at that time, including the Senior Secured Noteholders, the Collateral Trustee each representative for the holders of any Series of Fixed Asset Debt, in each case solely in their capacities as such and not in any other capacity (except to the extent that such Fixed Asset Claimholder is acting in such other capacity for the primary purpose of benefiting its Fixed Asset Obligations).
     “Fixed Asset Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Fixed Asset Obligations.

     “Fixed Asset Debt” means:
     (1) the Senior Secured Notes issued on the date hereof; and
     (2) any other Indebtedness (including additional Senior Secured Notes) that is secured by a Lien that was permitted to be incurred and so secured under each applicable Fixed Asset Document; provided, that in the case of any Indebtedness referred to in clause (2) of this definition, that:
     (a) on or before the date on which such Indebtedness is incurred by the Company or by a Company Subsidiary, such Indebtedness is designated by the Company, in an Additional Fixed Asset Debt Designation (as defined in, and executed and delivered in accordance with, the Collateral Trust Agreement) as “Fixed Asset Debt” for the purposes of the Fixed Asset Documents and the Collateral Trust Agreement; and
     (b) the representative for such Series of Fixed Asset Debt becomes a party to the Collateral Trust Agreement thereby appointing the Collateral Trustee as its agent for purposes of this Agreement.
     “Fixed Asset Debt Default” means an “Event of Default” as defined in the Senior Secured Notes Indenture, or any similar event or condition set forth in any other Fixed Asset Document which causes, or permits holders of the applicable Series of Fixed Asset Debt outstanding thereunder to cause, the Fixed Asset Debt outstanding thereunder to become immediately due and payable.
     “Fixed Asset Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes, the Fixed Asset Security Documents, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time governing, or under which Fixed Asset Debt is incurred, or in connection with any Fixed Asset Obligations, including any intercreditor or joinder agreement among holders of Fixed Asset Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “Fixed Asset General Intangibles” means all General Intangibles, including Intellectual Property, which are not ABL Priority Collateral.
     “Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Fixed Asset Obligations or under which rights or remedies with respect to any such Liens are governed.
     “Fixed Asset Obligations” means all Obligations outstanding under the Senior Secured Notes and the Senior Secured Notes Indenture and all other Fixed Asset Documents. “Fixed Asset Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Fixed Asset Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     “Fixed Asset Pledged Collateral” means any Collateral consisting of (a) the Capital Stock of each Subsidiary of the Company or (b) Capital Stock owned by any Grantor in any joint venture, partnership or similar non-publicly owned Person that is not a Subsidiary of a Grantor.
     “Fixed Asset Priority Collateral” means all now owned or hereafter acquired Fixed Asset Collateral that constitutes:
     (a) Equipment;
     (b) Real Estate Assets;
     (c) Fixed Asset General Intangibles;
     (d) Fixed Asset Pledged Collateral;
     (e) Documents related to Equipment;
     (f) Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in this definition;
     (g) Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;
     (h) all other Collateral other than ABL Priority Collateral; and
     (i) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts received as proceeds of any of the foregoing, but excluding proceeds of ABL Priority Collateral (collectively, “Fixed Asset Priority Proceeds”).
     “Fixed Asset Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Fixed Asset Obligations or under which rights or remedies with respect to such Liens are governed.
     “General Intangibles” means:
     (a) in respect of such assets located in the United States or Canada, all present and future “general intangibles” (as defined in Article 9 of the UCC or the PPSA (Canada), as applicable); and
     (b) in respect of such assets located in Australia, such assets as are included within the definition of “intangible property” in the PPSA (Australia), but, in each case, excluding (a) Hedge Agreements and (b) Intellectual Property and any rights thereunder.

     “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
     “Grantors” means the Company, each Company Subsidiary and each other Person that has executed and delivered (or may from time to time hereafter execute and deliver) an ABL Security Document or a Fixed Asset Security Document, as a grantor of a security interest (or the equivalent thereof) that has not been terminated or released.
     “Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by any Grantor in the ordinary course of business (and not for speculative purposes) in order to protect such Grantor against fluctuations in interest rates or currency exchange rates.
     “Indebtedness” means and includes:
     (a) all “Indebtedness” or any similar term within the meaning of the ABL Credit Agreement; and
     (b) all “Indebtedness” or any similar term within the meaning of the Senior Secured Notes Indenture or any other Fixed Asset Document, as applicable.
     “Initial ABL Agent” has the meaning assigned to that term in the Preamble to this Agreement.
     “Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.
     “Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”
     “Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”
     “Insolvency or Liquidation Proceeding” means:
     (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or the bankruptcy laws of Canada or Australia with respect to any Grantor;
     (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

     (c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;
     (d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or
     (e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
     “Instruments” means all present and future “instruments” (with respect to such instruments owned by a Grantor organized in the United States or Australia, as defined in Article 9 of the UCC, and with respect to such instruments owned by a Grantor organized in Canada, as defined in the PPSA (Canada)).
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Computer Software and any registered internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including, without limitation, the right to receive all proceeds and damages therefrom.
     “Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory, (as defined in Article 9 of the UCC, the PPSA (Canada) or the PPSA (Australia), as applicable).
     “Investment Property” means all present and future “investment property” (with respect to such investment property owned by a Grantor located in the United States or Australia, as defined in Article 9 of the UCC, and with respect to such investment property owned by a Grantor located in Canada, as defined in the PPSA (Canada))
     “L/C Reimbursement Obligations” shall have the meaning assigned to such term in the ABL Credit Agreement.
     “Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).
     “Lien” means, with respect to any asset, any mortgage, pledge, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement or arrangement (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
     “Money” means all present and future “money” (as defined in Article 1 of the UCC and the PPSA (Canada) and includes “currency” as defined in the PPSA (Australia), as applicable).

     “Mortgaged Premises” means any real property which shall now or hereafter be subject to a Fixed Asset Mortgage and/or an ABL Mortgage.
     “New Agent” has the meaning assigned to that term in Section 5.5.
     “New Debt Notice” has the meaning assigned to that term in Section 5.5.
     “Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI.
     “Notes Trustee” has the meaning set forth in the recitals to this Agreement.
     “Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the Fixed Asset Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents or the Fixed Asset Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including the “Obligations” as defined in the ABL Credit Agreement and any corresponding term used in the Senior Secured Notes Indenture or any other Fixed Asset Document.
     “Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or patents owned by a third party.
     “Patents” means each of the following that is owned by any Grantor: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.
     “Permitted Refinancing Agreements” means, with respect to any ABL Credit Agreement, the Senior Secured Notes Indenture, or any other Fixed Asset Document, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to replace, (whether upon or after termination or otherwise) refinance or refund in whole or in part the Obligations outstanding under any ABL Credit Agreement, the Senior Secured Notes Indenture, or any other Fixed Asset Document, whether or not such replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Senior Secured Notes or any other Fixed Asset Debt or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that is not prohibited by Section 5.3(c) or Section 5.3(d), as applicable.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.
     “Pledged Collateral” has the meaning set forth in Section 5.4(a).
     “PPSA (Australia)” means the Australian Personal Property Securities Act 2009 (Cth).
     “PPSA (Canada)” means the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent’ s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
     “Prior Lien Agent” shall mean:
     (a) as it relates to the ABL Agent and the other ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Collateral Trustee; and
     (b) as it relates to the Collateral Trustee and the other Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral)prior to the Discharge of ABL Obligations, the ABL Agent.
     “Prior Lien Claimholders” means:
     (a) as it relates to the ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Fixed Asset Claimholders; and

     (b) as it relates to the Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Claimholders.
     “Prior Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.
     “Prior Lien Documents” means:
     (a) as it relates to the ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Fixed Asset Documents; and
     (b) as it relates to the Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.
     “Prior Lien Obligations” means:
     (a) as it relates to the ABL Obligations with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Fixed Asset Obligations; and
     (b) as it relates to the Fixed Asset Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Obligations.
     “Proceeds” means all “proceeds” (as defined in Article 9 of the UCC, the PPSA Canada or the PPSA (Australia), as applicable).
     “Real Estate Asset” means, at any time of determination, Collateral consisting of any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.
     “Receivables” means all of the following now owned or hereafter arising or acquired property of any Grantor: (a) all Accounts; (b) all amounts at any time payable to any Grantor in respect of the sale or other disposition by any Grantor of any Account; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of each Grantor and other contact rights, chattel paper, instruments, notes, and other forms of obligations owing to any Grantor, in each case arising from the sale and lease of Inventory, licensing of Inventory or the rendition of services or otherwise directly related to any Accounts or Inventory of a Grantor (including, without limitation, choses in action, causes of action, or other rights and claims against carriers and shippers, rights to indemnification, and identifiable ABL Priority Proceeds thereof, casualty or any similar types of insurance, in each case relating to ABL Priority Collateral and identifiable ABL Priority Proceeds thereof).

     “Records” means all present and future “records” (as defined in Article 9 of the UCC).
     “Recovery” has the meaning set forth in Section 6.4.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Secured Rate Contract” means any Hedging Agreement with respect to some or all of the Grantors’ interest rate or currency exchange risks secured by the ABL Collateral.
     “Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC, the PPSA (Canada) or the PPSA (Australia), as applicable), in each case, including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.
     “Security” means all present and future “Securities” (with respect to such securities owned by a Grantor organized in the United States or Australia, as defined in Article 8 of the UCC, and with respect to such securities owned by a Grantor organized in Canada, as defined in the PPSA (Canada)).
     “Security Entitlements” means all present and future “security entitlements” (with respect to such security entitlements owned by a Grantor organized in the United States or Australia, as defined in Article 8 of the UCC, and with respect to such security entitlements owned by a Grantor organized in Canada, as defined in the PPSA (Canada)).
     “Senior Secured Notes” has the meaning assigned to that term in the Recitals to this Agreement.
     “Senior Secured Noteholders” means the “Holders” as defined in the Senior Secured Notes Indenture solely in their capacities as such and not in any other capacity (except to the extent that such Senior Secured Noteholder is acting in such other capacity for the primary purpose of benefiting its Fixed Asset Obligations).
     “Senior Secured Notes Indenture” has the meaning assigned to that term in the Recitals to this Agreement.
     “Series of Fixed Asset Debt” means, severally, the Senior Secured Notes and any other Fixed Asset Debt for which a single transfer register is maintained.
     “Subordinated Lien Agent” shall mean:
     (a) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Collateral Trustee; and

     (b) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Agent.
     “Subordinated Lien Claimholders” shall mean:
     (a) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Claimholders; and
     (b) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Claimholders.
     “Subordinated Lien Collateral” shall mean with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.
     “Subordinated Lien Documents” shall mean:
     (a) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Documents; and
     (b) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations; the ABL Loan Documents.
     “Subordinated Lien Obligations” shall mean:
     (a) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Obligations; and
     (b) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Obligations.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     “Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).
     “Trade Secrets” means all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark or trademarks owned by a third party.
     “Trademarks” means each of the following that is owned by any Grantor: (i) all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. PTO or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.
     “UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
     “Use Period” means the period, with respect to any Fixed Asset Priority Collateral, which begins on the earlier of (a) the day on which the ABL Agent provides the Collateral Trustee with an Enforcement Notice and (b) the fifth Business Day after the Collateral Trustee provides the ABL Agent with notice that the Collateral Trustee (or its agent) has obtained possession or control of such Collateral and ends on the earlier of (i) the 180th day after the date (the “Initial Use Date”) when either (A) the ABL Agent provides the Collateral Trustee with an Enforcement Notice regarding a proposed Enforcement to be taken by ABL Agent which would involve the use of such Fixed Asset Priority Collateral, or (B) the ABL Agent receives notice from the Collateral Trustee that ABL Agent has been granted, and the ABL Agent initially has actually obtained (whether or not exercised), the right (free of any restrictions imposed by Collateral Trustee or any other Fixed Asset Claimholder) to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Fixed Asset Priority Collateral, plus such number of days, if any, after the Initial Use Date that the ABL Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to any such Fixed Asset Priority Collateral and (ii) the Discharge of ABL Obligations.

     1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise:
     (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended to the extent not prohibited by the terms of this Agreement;
     (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
     (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
     (d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;
     (e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);
     (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
     (g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;
     (h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date;
     (i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through”; and
     (j) any definition of or reference to the ABL Obligations, or the Fixed Asset Obligations herein shall be construed as referring to the ABL Obligations, or the Fixed Asset Obligations (as applicable) from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced in accordance with the terms hereof.

     1.3. PPSA (Australia). To the extent that, at any time, all or any part of the PPSA (Australia) is not yet in force in Australia, terms defined by reference to the PPSA (Australia) in Section 1.1 above each have the meaning given to such term in the then current published draft of the PPSA (Australia) as it appears on the Australian Government Attorney-General’s Department website at the relevant time, being, at the time of this Agreement, the Current Draft PPSA (Australia).
     II. LIEN PRIORITIES.
     2.1. Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations or the Fixed Asset Obligations (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Fixed Asset Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Obligations or the Fixed Asset Obligations or any other circumstance whatsoever, the ABL Agent, on behalf of each of the ABL Claimholders, and the Collateral Trustee, on behalf of each of the Fixed Asset Claimholders, each hereby agrees that:
     (a) any Lien of the ABL Agent on the ABL Priority Collateral securing ABL Obligations, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Fixed Asset Obligations; and
     (b) any Lien of the Collateral Trustee on the Fixed Asset Priority Collateral securing Fixed Asset Obligations, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, the Collateral Trustee, any other Fixed Asset Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Fixed Asset Priority Collateral securing any ABL Obligations.
     The priority and subordination provisions set forth in clauses (a) and (b) above with respect to the Liens on the Collateral securing all or any portion of the ABL Priority Collateral or Fixed Asset Priority Collateral are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of any Grantor or any other Person.
     2.2. Prohibition on Contesting Liens. Each of the Collateral Trustee, on behalf of each Fixed Asset Claimholder, and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other Agent to secure the ABL Obligations and the Fixed Asset Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Fixed Asset Claimholders to secure the payment of the Fixed Asset Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Fixed Asset Obligations, including the allowability or priority of the ABL Obligations or the Fixed Asset Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of, or the priorities, rights or duties established by, the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, or the Collateral Trustee, on behalf of the Fixed Asset Claimholders, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.
     2.3. No New Liens. During the term of this Agreement, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:
     (a) grant or permit any additional Liens on any asset or property (that does not otherwise constitute Fixed Asset Collateral) to secure any Fixed Asset Obligations unless it takes all reasonable actions that are within its control to grant a Lien on such asset or property to the ABL Agent to secure the ABL Obligations on or before the time of the grant of a Lien thereon to secure such Fixed Asset Obligations;
     (b) grant or permit any additional Liens on any asset or property (that does not otherwise constitute ABL Collateral) to secure any ABL Obligations unless it takes all reasonable actions that are within its control to grant a Lien on such asset or property to the Collateral Trustee to secure the Fixed Asset Obligations on or before the time of the grant of Liens thereon to secure such ABL Obligations;
     To the extent any additional Liens are granted on any asset or property in contravention of this Section 2.3 for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Collateral Trustee, on behalf of the Fixed Asset Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Fixed Asset Collateral be identical except as provided in this Section 2.4, in Article VI and as otherwise expressly provided herein.
     (a) The parties hereto acknowledge that as of the date of this Agreement, it is contemplated that no Lien shall exist in favor of the Collateral Trustee or any other Fixed Asset Claimholders on any ABL Collateral owned by Thermadyne Holdings, Inc.
     (b) The parties hereto acknowledge that as of the date of this Agreement, the Fixed Asset Pledged Collateral constitutes Prior Lien Collateral with regard to the Fixed Asset Claimholders. In the event that, pursuant to the Senior Secured Notes Indenture (or any similar provision of any other Fixed Asset Document providing for the automatic release of Liens solely for the purpose of maintaining compliance with Rule 3-16 of Regulation S-X under the

Securities Act without filing with the SEC separate financial statements of any issuer of such Fixed Asset Pledged Collateral that are not otherwise required to be filed) a release of the Collateral Trustee’s Lien on any Fixed Asset Pledged Collateral shall be required, the ABL Agent may maintain its Lien on such Fixed Asset Pledged Collateral, subject to the provisions of Section 3.2(e) hereof, but in no event shall such Fixed Asset Pledged Collateral constitute “ABL Priority Collateral” hereunder.
     (c) In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Fixed Asset Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Fixed Asset Documents.
     2.5. Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) invalidity, irregularity, unenforceability or avoidability of all or any part of the ABL Loan Documents or the Fixed Asset Documents or (ii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, the Company or any of its Subsidiaries party to any of the ABL Loan Documents or the Fixed Asset Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation or similar proceeding involving or affecting any Claimholder.
     III. EXERCISE OF REMEDIES; ENFORCEMENT.
     3.1. Restrictions on the Collateral Trustee and the other Fixed Asset Claimholders with respect to ABL Priority Collateral.
     (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Collateral Trustee and the other Fixed Asset Claimholders:
          (i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived the right to exercise), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Trustee or any other Fixed Asset Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including, in each case, any action of foreclosure or any other Enforcement)); provided, however that Collateral Trustee and the other Fixed Asset

Claimholders may commence or join with any Person in commencing, or filing, a petition for any Insolvency or Liquidation Proceeding;
          (ii) will not, directly or indirectly, contest, protest or object to or interfere with, hinder or delay in any manner any Enforcement or any other judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;
          (iii) will not object to the waiver or forbearance by the ABL Agent or any other ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;
          (iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Collateral Trustee or the other Fixed Asset Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the other ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or the other ABL Claimholders is adverse to the interest of the Collateral Trustee or the other Fixed Asset Claimholders. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Fixed Asset Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
          (v) acknowledge and agree that no covenant, agreement or restriction contained in the Fixed Asset Documents shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the other ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;
provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Fixed Asset Obligations in favor of the Fixed Asset Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any other ABL Claimholder with respect to the ABL Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

     (b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and, in connection therewith (including any Enforcement) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of Collateral Trustee or any other Fixed Asset Claimholder; provided, however, that the Liens securing the Fixed Asset Obligations shall remain on the Proceeds (other than those properly applied to the Prior Lien Obligations in accordance with Section 4.1) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the other ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such time and manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights, powers and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The Collateral Trustee, on behalf of the Fixed Asset Claimholders, hereby waives the right to commence any legal action or assert in any legal action or in any Insolvency or Liquidation Proceeding any claim against the ABL Agent or other ABL Claimholder seeking damages from the ABL Agent or other ABL Claimholder or other relief, by way of specific performance, injunction or otherwise, with respect to any action taken or omitted by the ABL Agent or other ABL Claimholder with respect to the ABL Priority Collateral as permitted by this Agreement.
     (c) Notwithstanding anything to the contrary contained herein, each of the Collateral Trustee and the other Fixed Asset Claimholders may:
          (i) file a claim or statement of interest with respect to the Fixed Asset Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
          (ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Agent or any of the other ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, prove, perfect, preserve or protect (but not enforce) its Lien on and rights in, and the perfection and priority of its Lien on, any of the ABL Priority Collateral;
          (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Fixed Asset Claimholders, including any claims secured by the Fixed Asset Priority Collateral or the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

          (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.2, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Fixed Asset Priority Collateral; and
          (v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.
     The Collateral Trustee, on behalf of the Fixed Asset Claimholders, agrees that no Fixed Asset Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Section 6.7, the sole right of the Collateral Trustee and the other Fixed Asset Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Fixed Asset Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
      (d) Except as otherwise specifically set forth in Sections 3.1(a), 3.1(c) (iv) and (v), 3.3, 3.4 and Article VI, the Collateral Trustee and the other Fixed Asset Claimholders with respect to the ABL Priority Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.2, may exercise rights and remedies with respect to the Fixed Asset Priority .Collateral, in each case, in accordance with the terms of the Fixed Asset Documents and applicable law; provided, however, that in the event that the Collateral Trustee or any other Fixed Asset Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or secured creditor with respect to the Fixed Asset Priority Collateral) with respect to the Fixed Asset Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens on ABL Priority Collateral securing the Fixed Asset Obligations are subject to this Agreement.
     (e) Except as provided in Section 5.3(d), nothing in this Section 3.1 shall prohibit the receipt by the Collateral Trustee or any other Fixed Asset Claimholders of the required payments of interest, principal and other amounts owed in respect of the Fixed Asset Obligations so long as such receipt is not the direct or indirect result of the exercise by the Collateral Trustee or any other Fixed Asset Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.1 impairs or otherwise adversely affects any rights or remedies the ABL Agent or the other ABL Claimholders may have against the Grantors under the ABL Loan Documents.
     3.2. Restrictions on the ABL Agent and the other ABL Claimholders with respect to Fixed Asset Priority Collateral.
     (a) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Agent and the other ABL Claimholders:
          (i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to exercise) any rights, powers, or remedies with respect to any Fixed Asset Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any other ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Fixed Asset Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including, in each case, any action of foreclosure or any other Enforcement)); provided, however that ABL Agent and the other ABL Claimholders may commence or join with any Person in commencing, or filing, a petition for any Insolvency or Liquidation Proceeding;
          (ii) will not, directly or indirectly, contest, protest or object to or interfere with, hinder or delay in any manner any Enforcement or any other judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Collateral Trustee or any other Fixed Asset Claimholder relating to the Fixed Asset Priority Collateral or any other exercise by the Collateral Trustee or any other Fixed Asset Claimholder of any other rights, powers and remedies relating to the Fixed Asset Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Fixed Asset Priority Collateral, whether under the Fixed Asset Documents, applicable law, or otherwise, subject to any obligations of the Collateral Trustee or the other Fixed Asset Claimholders under Sections 3.3 and 3.4;
          (iii) will not object to the waiver or forbearance by the Collateral Trustee or any other Fixed Asset Claimholders from bringing or pursuing any Enforcement with respect to the Fixed Asset Priority Collateral;
          (iv) subject to Sections 3.2(c), 3.3 and 3.4, irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent and the other ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Collateral Trustee or the other Fixed Asset Claimholders (a) enforce or collect (or attempt to collect) the Fixed Asset Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Fixed Asset Priority Collateral securing the Fixed Asset Obligations, regardless of whether any action or failure to act by or on behalf of the Collateral Trustee or other Fixed Asset Claimholders is adverse to the interest of the ABL Claimholders. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Fixed Asset Priority Collateral, on the ground(s) that any such disposition of Fixed Asset Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
          (v) subject to Sections 3.3 and 3.4, acknowledge and agree that no covenant, agreement or restriction contained in any ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Collateral Trustee or the other Fixed Asset Claimholders with respect to the Fixed Asset Priority Collateral as set forth in this Agreement and the Fixed Asset Documents;
provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations in favor of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the Collateral Trustee or any other Fixed Asset Claimholder with respect to the Fixed Asset Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Fixed Asset Obligations.
     (b) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Collateral Trustee and the other Fixed Asset Claimholders shall have the right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and make, in connection therewith (including Enforcements) determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Priority Collateral without any consultation with or the consent of the ABL Agent or any other ABL Claimholder subject to the Collateral Trustee’s and the other Fixed Asset Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Liens securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Prior Lien Obligations in accordance with Section 4.1) of such Fixed Asset Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers and remedies with respect to the Fixed Asset Priority Collateral, the Collateral Trustee and the other Fixed Asset Claimholders may enforce the provisions of the Fixed Asset Documents and exercise rights, powers and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such time and manner as they may determine in the exercise of their sole discretion subject to the Collateral Trustee’s and the other Fixed Asset Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Fixed Asset Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights, powers and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The ABL Agent, on behalf of the ABL

Claimholders, hereby waives the right to commence any legal action or assert in any legal action or in any Insolvency or Liquidation Proceeding any claim against the Collateral Trustee or other Fixed Asset Claimholder seeking damages from the Collateral Trustee or other Fixed Asset Claimholder or other relief, by way of specific performance, injunction or otherwise, with respect to any action taken or omitted by the Collateral Trustee or other Fixed Asset Claimholder with respect to the Fixed Asset Priority Collateral as permitted by this Agreement.
     (c) Notwithstanding anything to the contrary contained herein, the ABL Agent and any other ABL Claimholder may:
          (i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
          (ii) take any action (not adverse to the priority status of the Liens on the Fixed Asset Priority Collateral, or the rights of the Collateral Trustee or any of the other Fixed Asset Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, prove, perfect, preserve or protect (but, subject to the provisions of Sections 3.3, and 3.4, not enforce) its Lien on and rights in, and the perfection and priority of its Lien on, any of the Fixed Asset Priority Collateral;
          (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the ABL Priority Collateral or the Fixed Asset Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
          (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.1, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;
          (v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Collateral Trustee shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and

          (vi) in the case of the ABL Agent or any other ABL Claimholder, exercise any of its rights, powers, and/or remedies with respect to any of the Fixed Asset Priority. Collateral to the extent permitted by 3.3, and 3.4.
     The ABL Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Fixed Asset Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Fixed Asset Obligations has occurred, except as expressly provided in Sections 3.3, 3.4 and 3.2(c)(vi), the sole right of the ABL Agent and the other ABL Claimholders with respect to the Fixed Asset Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
     (d) Except as otherwise specifically set forth in Sections 3.2(a), 3.2(c)(v), 3.2(e) and Article VI, the ABL Agent and the other ABL Claimholders with respect to the Fixed Asset Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.1, may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that the ABL Agent or any other ABL Claimholder becomes a judgment Lien creditor in respect of Fixed Asset Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or a secured creditor with respect to the ABL Priority Collateral) with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Fixed Asset Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
     (e) In the event that the ABL Agent and the other ABL Claimholders hold a lien on certain Fixed Asset Pledged Collateral the Lien on which in favor of the Collateral Trustee has been released as contemplated by Section 2.4(b), the ABL Agent will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to exercise) any rights, powers, or remedies with respect to such Fixed Asset Pledged Collateral unless and until the earliest to occur of: (i) the Discharge of Fixed Asset Obligations, (ii) the payment in full in cash of all Fixed Asset Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) under the Senior Secured Notes Indenture and each other Fixed Asset Document containing a provision requiring the automatic release of Liens solely for the purpose of maintaining compliance with Rule 3-16 of Regulation S-X under the Securities Act without filing with the SEC separate financial statements of any issuer of such Fixed Asset Pledged Collateral that are not otherwise required to be filed, or any discharge or legal defeasance of the Senior Secured Notes Indenture and each such other Fixed Asset Document in accordance with the express terms thereof, (iii) the receipt of a direction from the Collateral Trustee, given at the request of the holders of the requisite percentage or amount of Fixed Asset Debt as provided in the Collateral Trust Agreement, instructing the ABL Agent to take such an action (in which case the ABL Agent shall so act in good faith and exercise the reasonable care and diligence in prosecuting such instruction but shall at all times have the benefit of Section 7.2 hereof), and (iv) the receipt by the ABL Agent of the written consent of the Collateral Trustee, given with the consent of the holders of the requisite percentage or amount of Fixed Asset Debt as provided in the Collateral Trust Agreement, to such an action proposed to be taken by the ABL Agent.
     (f) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the ABL Agent or any other ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any other ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Fixed Asset Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.2 impairs or otherwise adversely affects any rights or remedies the Collateral Trustee or the other Fixed Asset Claimholders may have against the Grantors under the Fixed Asset Documents.
     3.3. Collateral Access Rights.
     (a) The ABL Agent, on behalf of the ABL Claimholders, and the Collateral Trustee, on behalf of the Fixed Asset Claimholders, each agree not to commence Enforcement until an Enforcement Notice has been given to the ABL Agent (in the case of an Enforcement by the Collateral Trustee) or the Collateral Trustee (in the case of an Enforcement by the ABL Agent).
     (b) If the Collateral Trustee, or any agent or representative of the Collateral Trustee, or any receiver, shall, after any Fixed Asset Debt Default, obtain possession or physical control of any of the Fixed Asset Priority Collateral, the Collateral Trustee shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall thereafter, notify the Collateral Trustee in writing as to whether the ABL Agent desires to exercise access rights under this Section 3.3. In addition, if the ABL Agent, or any agent or representative of the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Fixed Asset Priority Collateral, following the delivery to the Collateral Trustee of an Enforcement Notice with respect to the Disposition of any ABL Priority Collateral, then the ABL Agent shall promptly notify the Collateral Trustee in writing that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 in respect of such ABL Priority Collateral. Upon delivery of such notice by the ABL Agent to the Collateral Trustee, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights may apply to differing portions of the Fixed Asset Priority Collateral at differing times, in which case, a differing Access Period will apply to each such portion.
     (c) During any pertinent Access Period, the ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a royalty-free, rent-free right to use, the Fixed Asset Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of any ABL Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale or a “store closing”, “going out of business” or other sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, or

(iv) taking any action contemplated by Section 3.4 hereof, in each case without notice to, the involvement of or interference by the Collateral Trustee or any other Fixed Asset Claimholder or liability to the Collateral Trustee or any other Fixed Asset Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Fixed Asset Priority Collateral that is used by the ABL Agent during the Access Period and repair any physical damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Fixed Asset Priority Collateral. The ABL Agent and the other ABL Claimholders shall reimburse the Collateral Trustee and the other Fixed Asset Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) directly caused by the acts or omissions of Persons under the ABL Agent’s control; provided, however, that the ABL Agent and the other ABL Claimholders will not be liable for any diminution in the value of the Fixed Asset Priority Collateral caused by the absence of the ABL Priority Collateral therefrom and none of the ABL Claimholders have any duty or liability to maintain the Fixed Asset Priority Collateral in a condition or manner better than that in which it was maintained prior to the access or use thereof by any or all of the ABL Claimholders. In no event shall the ABL Agent or the other ABL Claimholders have any liability to the Collateral Trustee and/or the other Fixed Asset Claimholders to hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Fixed Asset Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and the Collateral Trustee shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of the Collateral Trustee to show the Fixed Asset Priority Collateral to prospective purchasers and to ready the Fixed Asset Priority Collateral for sale.
     (d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. The Collateral Trustee shall not sell or dispose of any of the Fixed Asset Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Fixed Asset Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of the ABL Agent and the other ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Collateral Trustee.
     (e) The ABL Agent and the other ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

     3.4. Fixed Asset General Intangibles Rights/Access to Information. The Collateral Trustee and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Fixed Asset Priority Collateral) to use, all of the Fixed Asset Priority Collateral, including any computer or other data processing Equipment and Fixed Asset General Intangibles, to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the assembly, manufacture, processing, packaging, storage, sale or disposal (whether in bulk, in lots or to customers in the ordinary course of business or otherwise), transportation or shipping and/or removal of, in any lawful manner (i) work-in-process, (ii) raw materials, (iii) inventory or (iv) any other item of ABL Priority Collateral and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Fixed Asset General Intangibles) to use any and all Fixed Asset General Intangibles at any time in connection with any Enforcement by the ABL Agent or such agents, representatives and designees; provided, however, (A) the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Fixed Asset Priority Collateral (exclusive of any Fixed Asset General Intangibles), shall immediately expire upon the end of (1) the Access Period applicable to such Fixed Asset Priority Collateral located on any Mortgaged Premises and (2) the Use Period with respect to any Fixed Asset Priority Collateral not located on any Mortgaged Premises and (B) the royalty-free license granted in clause (b) with respect to any Fixed Asset General Intangibles shall immediately expire upon the end of the Use Period; provided, however, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.
     3.5. Set-Off and Tracing of and Priorities in Proceeds. The Collateral Trustee, on behalf of the Fixed Asset Claimholders, acknowledges and agrees that, to the extent the Collateral Trustee or any other Fixed Asset Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Collateral Trustee, for itself and on behalf of the other Fixed Asset Claimholders, each further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired; provided, however, that with respect to net Proceeds of asset sales of Fixed Asset Priority Collateral, such Proceeds shall continue to constitute Fixed Asset Priority Collateral until such Proceeds are applied as provided in the Collateral Trust Agreement. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Collateral Trustee, on behalf of itself and the other Fixed Asset Claimholders, hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Collateral Trustee, and thereafter, except as it relates to identifiable Proceeds of Fixed Asset Priority Collateral, of cash or other Proceeds of Collateral, deposited under Account Agreements in favor of the ABL Agent to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

     IV. PAYMENTS.
     4.1. Application of Proceeds.
     (a) Prior to the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon any Enforcement by any Agent or any Claimholder or in any Insolvency or Liquidation Proceeding, shall be first, delivered to the ABL Agent and applied to repay, on a ratable basis, all ABL Obligations in such order as is specified in the applicable ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred, and second, delivered to the Collateral Trustee to repay, on a ratable basis, all outstanding Fixed Asset Obligations in such order as specified in the Collateral Trustee Agreement or as a court of competent jurisdiction may otherwise direct. If any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) by the ABL Agent or any other ABL Claimholder with respect to any ABL Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the ABL Agent as additional ABL Priority Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.
     (b) Prior to the Discharge of Fixed Asset Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Fixed Asset Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Fixed Asset Priority Collateral upon any Enforcement by any Agent or any Claimholder or in any Insolvency or Liquidation Proceeding, shall be first, delivered to the Collateral Trustee and shall be applied to repay, on a ratable basis, all Fixed Asset Obligations in such order as is specified in the Collateral Trust Agreement, or as a court of competent jurisdiction may otherwise direct until the Discharge of Fixed Asset Obligations has occurred, and second, to the ABL Agent and applied to repay, on a ratable basis, all outstanding ABL Obligations in such order as specified in the applicable ABL Documents or as a court of competent jurisdiction may otherwise direct. If any exercise of remedies or Enforcement (including as provided for in Section 3.2(b) or Section 6.8(b)) by the Collateral Trustee or any other Fixed Asset Claimholder with respect to any Fixed Asset Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Collateral Trustee as additional Fixed Asset Priority Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.
     (c) In the event that prior to the Discharge of ABL Obligations, proceeds of the Collateral are received in connection with a Disposition, loss, condemnation or other disposition (whether voluntary or involuntary) of Collateral that involves both ABL Priority Collateral and Fixed Asset Priority Collateral, for the purposes of this Agreement with respect to such Disposition, loss, condemnation or other disposition, the ABL Priority Collateral consisting of Accounts shall be deemed to have a valuation equal to the face amount of each such Account and all ABL Priority Collateral consisting of Inventory shall be deemed to have a value equal to the book value of such Inventory. In the event that proceeds of the Collateral are received in connection with a Disposition of all or substantially all of the Capital Stock issued by any Grantor, and the Liens of the ABL Agent, on behalf of the ABL Claimholders on any ABL

Priority Collateral in which such Grantor has an interest are released, then such ABL Priority Collateral shall also be deemed to be Disposed of in connection with such Disposition for the purposes of this Agreement.
     4.2. Payments Over in Violation of Agreement. So long as the Discharge of Prior Lien Obligations has not occurred with respect to any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Agent or any Claimholder in connection with any Enforcement (including set-off) relating to the Collateral in contravention of this Agreement or in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the Prior Lien Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Agent with respect to any Collateral is hereby authorized by the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to such Collateral to make any such endorsements as agent for any Subordinated Lien Agent or any Subordinated Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.
     4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the other ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Collateral Trustee or the other Fixed Asset Claimholders may be applied, reversed and reapplied, in whole or in part, to the Fixed Asset Obligations to the extent provided for in the Fixed Asset Documents.
     4.4. Revolving Nature of ABL Obligations. The Collateral Trustee, on behalf of the Fixed Asset Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, subject to Section 5.3.
     V. OTHER AGREEMENTS.
     5.1. Releases.
     (a) (i) If, in connection with any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) by the ABL Agent or any other ABL Claimholder with respect to any ABL Priority Collateral, irrespective of whether an ABL Default or Fixed Asset Debt Default has occurred and its continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Collateral Trustee, for the benefit of the Fixed Asset Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, the Collateral Trustee shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. The Collateral Trustee, on behalf of the Fixed Asset Claimholders, promptly shall execute and deliver to the ABL Agent such termination statements, releases and other documents as the ABL Agent may request in writing to effectively confirm such release.
          (ii) If, in connection with any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)) by the Collateral Trustee or any other Fixed Asset Claimholder with respect to any Fixed Asset Priority Collateral, irrespective of whether a Fixed Asset Debt Default or ABL Default has occurred and its continuing, the Collateral Trustee, on behalf of any of the Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on the Fixed Asset Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further, that, to the extent the Proceeds of such Fixed Asset Priority Collateral are not applied to reduce Fixed Asset Obligations, the ABL Agent shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to the Collateral Trustee such termination statements, releases and other documents as the Collateral Trustee may request to effectively confirm such release.
     (b) In addition, the Liens held by either the Collateral Trustee or the ABL Agent upon the Collateral will be released (other than in connection with any exercise of remedies or Enforcement, which shall be governed by Section 5.1(a)):
          (i) in whole, upon the Discharge of ABL Obligations (in the case of the ABL Agent)or the Discharge of Fixed Asset Obligations (in the case of the Collateral Trustee);
          (ii) as to all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders as required by the Collateral Trust Agreement (in the case of the Collateral Trustee) or the ABL Loan Documents (in the case of the ABL Agent) and (B) the Issuer has delivered an Officers’ Certificate to the relevant Agent certifying that all such necessary consents have been obtained; or
          (iii) otherwise as provided in the Collateral Trust Agreement (in the case of the Collateral Trustee) or the ABL Loan Documents (in the case of the ABL Agent).
     (c) Each Subordinated Lien Agent with respect to any Collateral, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints each Prior Lien Agent with respect to such Collateral and any officer or agent of such Prior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lien Agent or such Subordinated Lien Claimholder or in the Subordinated Lien Agent’s own name, from time to time in such Prior Lien Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

     5.2. Insurance.
     (a) Subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, the ABL Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Documents (including for purposes of cash collateralization of letters of credit) and thereafter until the Discharge of ABL Obligations has occurred. If the Collateral Trustee or any other Fixed Asset Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the ABL Agent in accordance with the terms of Section 4.2.
     (b) Subject to the terms of, and the rights of the Grantors under, the Fixed Asset Documents, the Collateral Trustee, on behalf of the Fixed Asset Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Fixed Asset Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Fixed Asset Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Fixed Asset Priority Collateral and to the extent required by the Fixed Asset Documents shall be paid to the Collateral Trustee for the benefit of the Fixed Asset Claimholders pursuant to the terms of the Fixed Asset Documents (including for purposes of cash collateralization of letters of credit) and thereafter until the Discharge of Fixed Asset Obligations has occurred. If the ABL Agent or any other ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Fixed Asset Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the Collateral Trustee in accordance with the terms of Section 4.2.
     (c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.
     (d) To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Fixed Asset Priority Collateral, then the ABL Agent and the Collateral Trustee will work jointly and in good faith to collect, adjust or settle (subject to the rights of the relevant grantors under the ABL Loan Documents and the Fixed Asset Documents) under the relevant insurance policy, with the proceeds thereof being applied in accordance with the provisions of Section 4.1 of this Agreement.

     5.3. Amendments to ABL Loan Documents and Fixed Asset Documents; Refinancing.
     (a) Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and Fixed Asset Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The (i) ABL Obligations may be Refinanced without notice to, or the consent of the Collateral Trustee or the other Fixed Asset Claimholders, and (ii) the Fixed Asset Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the other ABL Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate any of the Fixed Asset Documents or the ABL Loan Documents in effect at that time; provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral shall bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Fixed Asset Obligations.
     (b) Subject to Sections 5.3(c), and 5.3(d), the ABL Agent and the Collateral Trustee shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and the Fixed Asset Documents, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Secured Party.
     (c) Without the consent of the Collateral Trustee, the ABL Agent and the other ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is prohibited by any Fixed Asset Document in effect at that time.
     (d) Without the consent of the ABL Agent, the Collateral Trustee and the other Fixed Asset Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Fixed Asset Documents, whether in a Refinancing or otherwise, that is prohibited by the ABL Credit Agreement as in effect at that time.
     (e) So long as the Discharge of ABL Obligations has not occurred, the Collateral Trustee agrees that each Fixed Asset Security Document shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as Collateral Trustee, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement, dated as of December 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among U.S. Bank National Association, as the Collateral Trustee, and General Electric Capital Corporation, as the Initial ABL Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     (f) So long as the Discharge of Fixed Asset Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or similar language acceptable to the Collateral Trustee): “Notwithstanding anything herein to the contrary, the liens and security interests granted to General Electric Capital Corporation, as Agent, pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement, dated as of December 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among General Electric Capital Corporation, as the Initial ABL Agent, and U.S. Bank National Association, as the Collateral Trustee. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     5.4. Bailees for Perfection.
     (a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include Account Agreements and pledged intercompany notes and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Collateral Trustee, the collateral agent for the Fixed Asset Claimholders under the Fixed Asset Documents and (ii) non-fiduciary, gratuitous bailee for the benefit of each other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Fixed Asset Documents, respectively, subject to the terms and conditions of this Section 5.4. The Collateral Trustee and the other Fixed Asset Claimholders hereby appoint the ABL Agent as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Agent has a perfected security interest under the UCC. The ABL Agent and the other ABL Claimholders hereby appoint the Collateral Trustee as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Collateral Trustee has a perfected security interest under the UCC. Each Agent hereby accepts such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral to (x) the Collateral Trustee for the benefit of the ABL Claimholders, and (y) the ABL Agent for the benefit of the Fixed Asset Claimholders.
     (b) No Agent shall have any obligation whatsoever to any other Claimholder as a result of Section 5.4(a) to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral with respect to which it is the Prior Lien Agent that is in its possession upon a Discharge of Prior Lien Obligations as provided in paragraph (d) below.
     (c) No Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Fixed Asset Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Claimholder.
     (d) Upon the Discharge of Fixed Asset Obligations, the Collateral Trustee shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the ABL Agent to the extent the Discharge of ABL Obligations has not occurred. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the Authorized Collateral Trustee to the extent the Discharge of Fixed Asset Obligations has not occurred. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.
     5.5. When Discharge of ABL Obligations and Discharge of Fixed Asset Obligations Deemed to Not Have Occurred. If at any time the Company shall enter into any Permitted Refinancing of any ABL Obligation or Fixed Asset Obligation that would otherwise lead to the Discharge of ABL Obligations or Discharge of Fixed Asset Obligations, as applicable, then the Discharge of ABL Obligations or Discharge of Fixed Asset Obligations occurring prior thereto shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Fixed Asset Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Grantors), and, from and after the date on which the New Debt Notice is delivered to each Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Fixed Asset Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Collateral Trustee, as applicable, under such new ABL Loan Documents or Fixed Asset Documents (including the Collateral Trust Agreement), as applicable, shall be the ABL Agent or the Collateral Trustee, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new ABL Loan Documents or new Fixed Asset Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), each other Agent, upon written request of the New Agent, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent that is the ABL Agent or Collateral Trustee, as applicable, any Pledged Collateral in the possession of any Subordinated Lien Agent to the extent such New Agent is the Prior Lien Agent with respect to such Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to each other Agent and the Claimholders, as applicable, to be bound by the terms of this Agreement. Notwithstanding this Section 5.5, any Permitted Refinancing of any ABL Obligations or Fixed Asset Obligations, as applicable, may occur at any time subsequent to the Discharge of ABL Obligations or Discharge of Fixed Asset Obligations and from and after the date on which a New Debt Notice is delivered to each Agent, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Fixed Asset Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Collateral Trustee, as applicable, under such new ABL Loan Documents or Fixed Asset Documents (including the Collateral Trust Agreement), as applicable, shall be the ABL Agent or the Collateral Trustee, as applicable, for all purposes of this Agreement.
     VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.
     6.1. Finance and Sale Issues. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby agrees that, until the Discharge of Prior Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Prior Lien Agent or the requisite Prior Lien Claimholders under the Prior Lien Documents with respect to any of such Subordinated Lien Claimholders’ Subordinated Lien Collateral shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) representing Proceeds of such Subordinated Lien Collateral or to permit any Grantor to obtain financing, whether from the Prior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on such Subordinated Lien Collateral, then no Subordinated Lien Claimholder will be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such cash collateral use or DIP Financing (including, except as expressly provided below, any claim that the Subordinated Lien Claimholders are entitled to adequate protection on account of their interests in such Subordinated Lien Collateral as a condition thereto) so long as such cash collateral use or DIP Financing meets the following requirements: (i) the aggregate principal amount of any such DIP Financing shall not exceed $25,000,000, (ii) each Subordinated Lien Claimholder retains a Lien on all such Subordinated Lien Collateral with, except as provided in the following sentence, the respective priorities provided in Section 2.1, and (x) with respect to Collateral of the ABL Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any ABL Priority Collateral and no such cash collateral to be used constitutes Proceeds of ABL Priority Collateral unless the requisite ABL Claimholders under the ABL Loan Documents have consented thereto or (y) with respect to Collateral of the Fixed Asset Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any Fixed Asset Priority Collateral and no such cash collateral to be used constitutes Proceeds of Fixed Asset Priority Collateral unless the requisite Fixed Asset Claimholders under the Collateral Trust Agreement have consented thereto, (iii) to the extent that the Prior Lien Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding, the Subordinated Lien Claimholders are permitted to seek a Lien on such additional Collateral with, except as set forth in the following sentence, the relative priority set forth in Section 2.1 (and no Prior Lien Agent or Prior Lien Claimholder shall oppose any motion by any Subordinated Lien Claimholder to receive such a Lien), (iv) the terms of such DIP Financing or use of cash collateral do not require any Grantor to seek approval for any Plan of Reorganization that is not a Conforming Plan of Reorganization and (v) the terms of such DIP Financing do not require such Subordinated Claimholders to extend additional credit pursuant to such DIP Financing. If requested by the Prior Lien Agent, each Subordinated Lien Agent and each Subordinated Lien Claimholder shall be required to subordinate and will subordinate its Liens in its Subordinated Lien Collateral to the Liens securing any such DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee); provided that the Liens on such Subordinated Lien Collateral securing such DIP Financing rank pari passu with or senior to the Liens securing the Prior Lien Obligations. Each Subordinated Lien Agent on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that any Subordinated Lien Claimholder would, in connection with such financing, be granted a Lien on any of its Subordinated Lien Collateral unless the requisite Prior Lien Claimholders under the Prior Loan Documents shall have consented thereto.
     6.2. Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, and the other Subordinated Lien Claimholders, agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of their respective Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent for such Collateral (given or not given in its sole and absolute discretion), unless (i) the Prior Lien Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (ii) a corresponding motion, in the reasonable judgment of the applicable Subordinated Lien Agent, must be filed solely for the purpose of preserving such Subordinated Lien Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Subordinated Lien Claimholders shall otherwise remain subject to the applicable restrictions in Section 3.1 and Section 3.2 following the granting of any such relief from the automatic stay until the provisions of such Sections expire by their terms.
     6.3. Adequate Protection.
     (a) Prior to the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):
          (i) any request by the Prior Lien Agent or the other Prior Lien Claimholders for relief from the automatic stay with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or

          (ii) any request by the Prior Lien Agent or the other Prior Lien Claimholders for adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or
          (iii) any objection by the Prior Lien Agent or the other Prior Lien Claimholders to any motion, relief, action or proceeding based on the Prior Lien Agent or the other Prior Lien Claimholders claiming a lack of adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders.
     (b) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding, no Subordinated Lien Claimholder shall be entitled (and each Subordinated Lien Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection (or any comparable request for relief) with respect to its interests in its Subordinated Lien Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the Prior Lien Agent with respect to such Collateral in its sole and absolute discretion); provided, however, subject to Section 6.1, Subordinated Lien Claimholders may seek and obtain adequate protection in the form of an additional or replacement Liens on Collateral (and no Prior Lien Agent or Prior Lien Claimholder shall object to the granting of such Lien) so long as (i) the Prior Lien Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Subordinated Lien Collateral (and on any Collateral granted as adequate protection for the Subordinated Lien Claimholders in respect of their interest in such Subordinated Lien Collateral) is subordinated to the Liens of the Prior Lien Agent in such Collateral on the same basis as the other Liens of the Subordinated Lien Agents on Subordinated Lien Collateral; and
     (c) Nothing herein shall limit the rights of any Prior Lien Agent or the Prior Lien Claimholders to seek adequate protection with respect to their rights in their Prior Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement.
     (d) Any or all of the ABL Claimholders and any or all of the Fixed Asset Claimholders shall be entitled to seek adequate protection in the form of a superpriority administrative claim against any Grantor that is the subject of an Insolvency or Liquidation Proceeding; provided, however, that any administrative expense priority or any superpriority administrative expense priority granted by any such Grantor to any or all of the ABL Claimholders shall be pari passu with any administrative expense priority or any superpriority administrative expense priority granted by such Grantor to any or all of the Fixed Asset Claimholders, and vice versa.
     6.4. Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Fixed Asset Obligations, as applicable, because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (a “Recovery”), whether such amount was received as Proceeds, as a result of enforcement of any right of set-off or otherwise, then such

ABL Claimholders or Fixed Asset Claimholders shall be entitled to a reinstatement of ABL Obligations or the Fixed Asset Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated (in whole or in part) with respect to any Claimholder prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.5. Reorganization Securities. Subject to the ability of the ABL Claimholders and the Fixed Asset Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.
     6.6. Post-Petition Interest. No Subordinated Lien Claimholder shall oppose or seek to challenge any claim by any Prior Lien Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on such Prior Lien Claimholder’s Prior Lien Collateral, without regard to the existence of the Subordinated Lien Obligations with respect to such Collateral.
     6.7. Separate Grants of Security and Separate Classification. The ABL Agent, on behalf of the ABL Claimholders, and the Collateral Trustee on behalf of the Fixed Asset Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the ABL Security Documents and the Fixed Asset Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Fixed Asset Obligations are fundamentally different from the ABL Obligations, and (ii) the ABL Obligations are fundamentally different from the Fixed Asset Obligations and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Fixed Asset Claimholders in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the ABL Claimholders and the Fixed Asset Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of ABL Obligations and Fixed Asset Obligations (with the effect being that, to the extent that the aggregate value of their Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders thereon), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (including any additional interest payable pursuant to any Prior Lien Document arising from or related to a default regardless of whether a claim for post-petition interest is allowed or allowable in such Insolvency or Liquidation Proceeding), fees or expenses that is available from their Prior Lien Collateral, before any distribution is made in respect of the Subordinated Lien Obligations with respect to such Collateral, with each Subordinated Lien Claimholder acknowledging and agreeing to turn over to the Prior Lien Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Subordinated Lien Obligations.
     6.8. Asset Dispositions in an Insolvency or Liquidation Proceeding.
     (a) Without limiting the ABL Agent’s and the other ABL Claimholders’ rights under Section 3.1(b), neither the Collateral Trustee nor any other Fixed Asset Claimholder shall, in any insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the requisite ABL Claimholders under the ABL Loan Documents, and the Collateral Trustee and each other Fixed Asset Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the requisite ABL Claimholders under the ABL Loan Documents and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations or any DIP Financing secured by a prior Lien on such ABL Priority Collateral, the Collateral Trustee shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1. Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Fixed Asset Claimholders from exercising a credit bid in a sale or other disposition of their Fixed Asset Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of ABL Obligations.
     (b) Without limiting the Collateral Trustee’s and the other Fixed Asset Claimholders’ rights under Section 3.2(b), neither the ABL Agent nor any other ABL Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Fixed Asset Priority Collateral that is supported by the requisite Fixed Asset Claimholders under the Fixed Asset Documents (but in the case of the ABL Claimholders, subject to their rights under Sections 3.3 and 3.4), and the ABL Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Fixed Asset Priority Collateral supported by the requisite Fixed Asset Claimholders under the Fixed Asset Documents and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Fixed Asset Obligations or any DIP Financing secured by a prior Lien on such Fixed Asset Priority Collateral, the ABL Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1; provided further that the ABL Agent’s and the other ABL Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition until the provisions of such Sections expire by their terms.

     6.9. Section 1111(b) of the Bankruptcy Code; Sections 363 and 364 of the Bankruptcy Code.
     (a) The ABL Agent, for itself and on behalf of the ABL Claimholders, waives any claim it may hereafter have against any Fixed Asset Claimholder arising out of (i) the election by any Fixed Asset Claimholder of Section 1111(b)(2) of the Bankruptcy Code or (ii) any borrowing of, or grant of a security interest or administrative expense priority by, the Company or any of its Subsidiaries as debtors-in-possession under Sections 363 and 364 of the Bankruptcy Code, in each case, as a result of or in connection with any Insolvency or Liquidation Proceeding (but in the case of clause (ii), only so long as such borrowing or such grant of a security interest or administrative expense priority does not contravene this Agreement).
     (b) The Collateral Trustee, for itself and on behalf of the Fixed Asset Claimholders, waives any claim it may hereafter have against any ABL Claimholder arising out of (i) the election by any ABL Claimholder of Section 1111(b)(2) of the Bankruptcy Code or (ii) any borrowing of, or grant of a security interest or administrative expense priority by, the Company or any of its Subsidiaries as debtors-in-possession under Sections 363 and 364 of the Bankcruptcy Code, in each case, as a result of or in connection with any Insolvency or Liquidation Proceeding (but in the case of clause (ii), only so long as such borrowing or such grant of a security interest or administrative expense priority does not contravene this Agreement).
     VII. RELIANCE; WAIVERS; ETC.
     7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Collateral Trustee or any other Fixed Asset Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Collateral Trustee, on behalf of the Fixed Asset Claimholders, acknowledges that it and the other Fixed Asset Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Fixed Asset Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Fixed Asset Documents or this Agreement.
     7.2. No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that none of the Collateral Trustee and the other Fixed Asset Claimholders has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Fixed Asset Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Trustee and the other Fixed Asset Claimholders will be entitled to manage and supervise their loans and extensions of credit under the Fixed Asset Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, on behalf of the Fixed Asset Claimholders, acknowledges and agrees that none of the ABL Agent and the other ABL Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their loans and extensions of credit under the ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein (i) the Collateral Trustee and the other Fixed Asset Claimholders shall have no duty to the ABL Agent or any of the other ABL Claimholders, and (ii) the ABL Agent and the other ABL Claimholders shall have no duty to the Collateral Trustee or any of the other Fixed Asset Claimholders, in each case, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the ABL Loan Documents and the Fixed Asset Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3. No Waiver of Lien Priorities.
     (a) No right of the Agents or the other Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Fixed Asset Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents or Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of (i) this Agreement, (ii) any of the ABL Loan Documents or (iii) any of the Fixed Asset Documents, regardless of any knowledge thereof which the Agents or the other ABL Claimholders or the other Fixed Asset Claimholders, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and the Fixed Asset Documents (except as otherwise expressly provided in this Agreement) and subject to any applicable law), and except as otherwise expressly provided in this Agreement, the Agents and the other Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and the Fixed Asset Documents and/or applicable law, without the consent of, or notice to, any other Agent or any other Claimholder (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Fixed Asset Documents;

          (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;
          (iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
          (iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.
     7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Fixed Asset Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any ABL Loan Documents or any Fixed Asset Documents;
     (b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Fixed Asset Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or Fixed Asset Document;
     (c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Fixed Asset Obligations;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or
     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Agent or other Claimholder in respect of this Agreement.
     VIII. MISCELLANEOUS.
     8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or Fixed Asset Document, the provisions of this Agreement shall govern and control.
     8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto (it being understood that this Agreement shall become effective among the ABL Claimholders and the

Fixed Asset Claimholders upon execution and delivery of this Agreement by the ABL Agent and the Collateral Trustee on the date hereof). This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and the Fixed Asset Claimholders may continue, at any time and without notice to any other Agent or Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of the applicable Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the applicable Claimholders irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect subject to the rights provided to Prior Lien Claimholders under Section 6.4:
     (a) with respect to the ABL Agent, the other ABL Claimholders and the ABL Obligations, on the date on which the Discharge of ABL Obligations has occurred in accordance with the terms of this Agreement; and
     (b) with respect to the Collateral Trustee, the other Fixed Asset Claimholders and the Fixed Asset Obligations, on the date on which the Discharge of Fixed Asset Obligations has occurred in accordance with the terms of this Agreement.
     8.3. Amendments; Waivers. Except as provided in the following sentence, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.
     8.4. Information Concerning Financial Condition of the Company and its Subsidiaries. Each of the Agents and other Claimholders shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations and the Fixed Asset Obligations. No Claimholder shall have any duty to advise any other Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Agent or other Claimholder undertakes at any time or from time to time to provide any such information to any of the other Claimholders, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The ABL Agent hereby agrees that neither the Collateral Trustee nor any other representative of the holders of the Fixed Asset Obligations shall have any obligation to monitor the value of any Fixed Asset Pledged Collateral or provide information regarding the effectiveness of its Lien on any Fixed Asset Pledged Collateral that may be required to be released as contemplated by Section 2.4(b).
     8.5. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders actually pay over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders shall be subrogated to the rights of such Prior Lien Claimholders; provided, however, that each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Claimholders that are paid over to the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations. Notwithstanding the foregoing provisions of this Section 8.5, none of the Subordinated Lien Claimholders shall have any claim against any of the Prior Lien Claimholders for any impairment of any subrogation rights herein granted to the Subordinated Lien Claimholders.
     8.6. SUBMISSION TO JURISDICTION; WAIVERS.
     (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH AGENT, FOR ITSELF AND ON BEHALF OF THE OTHER FIXED ASSET CLAIMHOLDERS (IN THE CASE OF THE COLLATERAL TRUSTEE), AND THE OTHER ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT) IRREVOCABLY:
          (i) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS AMONG THE COLLATERAL TRUSTEE OR ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM ANY GRANTOR, THE GRANTORS SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR

THE FIXED ASSET CLAIMHOLDERS (OTHER THAN THE COLLATERAL TRUSTEE) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2 OR ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT IS BEING SOUGHT DIRECTLY AGAINST SUCH PERSONS.
          (ii) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
          (iii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
          (iv) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND
          (v) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iv) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
     (b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE FIXED ASSET DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE FIXED ASSET DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
     8.7. Notices. All notices permitted or required under this Agreement need be sent only to the Collateral Trustee and any ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Fixed Asset Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or other electronic format or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or other electronic format during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed; provided that, with respect to the Agents, any notice shall be deemed given only when actually received by such Agent. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.8. Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, the Collateral Trustee, on behalf of the Fixed Asset Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Each of the Collateral Trustee and the ABL Agent agrees that if it sends any Enforcement Notice to another Agent, it shall be sent to all of the Agents.
     8.9. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     8.10. Specific Performance. Each of the ABL Agent and the Collateral Trustee may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the other ABL Claimholders, and the Collateral Trustee, on behalf of itself and the other Fixed Asset Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Collateral Trustee or the other Fixed Asset Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.
     8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     8.13. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Collateral Trustee hereby represents that it is authorized to, and by its signature hereon does, bind the other Fixed Asset Claimholders to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.
     8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents and the other Claimholders and their respective successors and assigns.
     8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the respective relative rights of the ABL Claimholders and the Fixed Asset Claimholders. No Grantor or any other creditor thereof shall have any rights or obligations hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Collateral Trustee and the other Fixed Asset Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents or the other Fixed Asset Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.
     8.16. Marshalling of Assets. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Subordinated Lien Claimholder may have at any time under applicable law or otherwise to have its Subordinated Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of such Subordinated Lien Agent’s Liens.
     8.17. Exclusive Means of Exercising Rights under this Agreement. The Fixed Asset Claimholders shall be deemed to have irrevocably appointed the Collateral Trustee, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Fixed Asset Claimholders and the ABL Claimholders further shall be deemed to have agreed that their respective Agents (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral. Specifically, but without limiting the generality of the foregoing, each Fixed Asset Claimholder (other than the Collateral Trustee) and each ABL Claimholder (other than the ABL Agent), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the preceding sentence.
     8.18. Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Collateral Trustee, the ABL Agent and the Grantors and is the product of those Persons on behalf of themselves and the Fixed Asset

Claimholders (in the case of the Collateral Trustee) and the ABL Claimholders (in the case of the ABL Agent). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any part or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.
     8.19. Capacity of Collateral Trustee. U.S. Bank National Association is entering into this Agreement in its capacity as “Collateral Trustee” under the Collateral Trust Agreement and the rights, powers, privileges and protections afforded to the “collateral agent” under the Collateral Trust Agreement and all other Fixed Asset Documents shall also apply to U.S. Bank National Association as the Collateral Trustee hereunder. The Fixed Asset Claimholders have expressly authorized and instructed the Collateral Trustee to execute and deliver this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Initial ABL Agent: GENERAL ELECTRIC CAPITAL CORPORATION, solely in its capacity as ABL Agent and not in its individual capacity
By:	/s/ Jack F. Morrone
	Name:	Jack F. Morrone
	Title:	Duly Authorized Signatory

Notice Address:

General Electric Capital Corporation
500 West Monroe
Chicago, IL 60661
Attn: Thermadyne Account Manager
Facsimile: (312) 463-3840

With a copy to:

General Electric Capital Corporation
401 Merritt 7
Norwalk, CT 06851
Attn: Barbara Gould
Facsimile: (203) 956-4216

General Electric Capital Corporation
500 West Monroe
Chicago, IL 60661
Attn: Corporate Counsel-Corporate Finance
Facsimile: (312) 441-6876

and

Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, Illinois 60606
Attn: Dave Crumbaugh
Facsimile: (312) 993-9767

[Signature Page to Intercreditor Agreement]

Collateral Trustee:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely in its capacity as Collateral Trustee under the Collateral Trust Agreement and the other Fixed Asset Documents

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

Notices: U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107 Attention: Thermadyne Holdings Corporation Administrator Facsimile: 651-495-8098
[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT
     The Grantors each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to the ABL Agent, the other ABL Claimholders, the Collateral Trustee, and the other Fixed Asset Claimholders; provided, however, that the foregoing shall not, without the consent of Company, impair the rights of any Grantor under the ABL Loan Documents or the Fixed Asset Documents. The Grantors and each of the Grantors’ undersigned Subsidiaries each fiarther acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time.
[signatures on following pages]

Acknowledged as of the date first written above:
Company:
THERMADYNE HOLDINGS CORPORATION

By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial Officer

Notice Address:
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017
Attn: Chief Financial Officer
Facsimile: (636) 728-3010
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Company Subsidiaries:

RAZOR MERGER SUB INC. (to be merged with and into Thermadyne Holdings Corporation on the Effective Date, with Thermadyne Holdings Corporation as the surviving corporation in such merger)

By:	/s/ Doug Korn
	Name:	Doug Korn
	Title:	President

THERMADYNE INDUSTRIES, INC.
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial Officer

VICTOR EQUIPMENT COMPANY
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial Officer

THERMADYNE INTERNATIONAL CORP.
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial Officer

THERMAL DYNAMICS CORPORATION
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial Officer

STOODY COMPANY
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial Officer

[Signature Page to Intercreditor Agreement]

THERMADYNE TECHNOLOGIES HOLDINGS. INC. (formerly Known as Razor Holdco Inc.
By:	/s/ Doug Korn
	Name:	Doug Korn
	Title:	President

[Signature Page to Intercreditor Agreement]

Executed by THERMADYNE AUSTRALIA	)
PTY LTD ACN 071 843 028 in accordance	)
with section 127(1) of the Corporations Act	)
2001 (Cth):	)
)

/s/ Graeme Williams		/s/ Neil Fitzpatrick

Signature of director		Signature of company secretary*
*delete whichever does not apply

Graeme Williams		Neil Fitzpatrick

Name (please print)		Name (please print)

Executed by CIGWELD PTY LTD ACN 007)
226 815 in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)
)

/s/ Graeme Williams		/s/ Neil Fitzpatrick

Signature of director		Signature of company secretary*
*delete whichever does not apply

Graeme Williams		Neil Fitzpatrick

Name (please print)		Name (please print)

Notice Address:

c/o Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017
Attn: Chief Financial Officer
Facsimile: (636) 728-3010
[Signature Page to Intercreditor Agreement]